Exhibit 99.1

Investor Contact:
Alex Schwartz
Esperion
734-249-3386
aschwartz@esperion.com

Media Contact:
Elliot Fox
W2Opure
212-257-6724
efox@purecommunications.com

Esperion and Oberland Capital Announce $200 Million Funding Agreement

-       $125 Million Upfront, $25 Million Upon FDA Approval, and $50 Million at Esperion’s Option After Launch -

-       Initial Mid-Single Digit Repayment Rate on U.S. Revenue to Step Down to Less than One Percent Rate Upon Certain Revenue Achievements -

-       Esperion Reacquires 100% Revenue Rights Upon Repayment Completion -

-       Conference Call and Webcast on Wednesday, June 26 at 4:30 p.m. Eastern Time -

ANN ARBOR, Mich., June 26, 2019 (GLOBE NEWSWIRE) — Esperion (Nasdaq: ESPR) and an investor group led by Oberland Capital Management LLC (Oberland Capital) today announced a $200 million capped, tiered, revenue-based funding agreement on net revenues of bempedoic acid and the bempedoic acid / ezetimibe combination tablet.  Bempedoic acid and the bempedoic acid / ezetimibe combination tablet were developed as complementary, cost-effective, convenient, once-daily, oral therapies for the treatment of patients with elevated low-density lipoprotein cholesterol (LDL-C) who require additional LDL-C lowering despite the use of currently accessible therapies.

“We are very excited to collaborate with the team at Oberland Capital given their experience and expertise in the industry,” said Rick Bartram, chief financial officer of Esperion. “This transaction provides substantial additional cash resources to Esperion and reflects the significant value of our late-stage bempedoic acid franchise products.”

“We are delighted to enter into this revenue-based funding agreement with Esperion as it prepares to launch these innovative, once-daily, oral LDL-C lowering therapies. We look forward to helping the company achieve its long-term objectives” said Andrew Rubinstein, Managing Partner of Oberland Capital.

Conference Call and Webcast Information

Esperion’s Lipid Management Team will host a conference call and webcast today, Wednesday, June 26, 2019 at 4:30 p.m. Eastern Time to discuss the details of the agreement with Oberland Capital. The call can be accessed by dialing (877) 312-7508 (domestic) or (253) 237-1184 (international) five minutes prior to the start of the call and providing access code 5181509. A live audio webcast can be accessed on the investors and media section of the Esperion website at investor.esperion.com. Access to the webcast replay will be available approximately two hours after completion of the call and will be archived on the Company’s website for approximately 90 days.

Bempedoic Acid

Bempedoic acid is our lead, non-statin, complementary, orally available, once-daily, LDL-C lowering therapy. With a targeted mechanism of action, bempedoic acid is a first-in-class, ATP Citrate Lyase (ACL) inhibitor that reduces cholesterol biosynthesis and lowers LDL-C by up-regulating the LDL receptor. Similar to statins, bempedoic acid also reduces hsCRP, a key marker of inflammation associated with cardiovascular disease. Completed Phase 3 studies conducted in more than 4,000 patients, with over 2,600 patients treated with bempedoic acid, have produced an additional 18 percent LDL-C lowering when used with moderate- and high-intensity statins and 28 percent LDL-C lowering when used with no background statin.

Bempedoic Acid / Ezetimibe Combination Pill

Through the complementary mechanisms of action of inhibition of cholesterol synthesis (bempedoic acid) and inhibition of cholesterol absorption (ezetimibe), the bempedoic acid / ezetimibe combination tablet is a non-statin, orally available, once-daily, LDL-C lowering therapy. Inhibition of ATP Citrate Lyase (ACL) by bempedoic acid reduces cholesterol biosynthesis and lowers LDL-C by up-regulating the LDL receptor. Inhibition of Niemann-Pick C1-Like 1 (NPC1L1) by ezetimibe results in reduced absorption of cholesterol from the gastrointestinal tract, thereby reducing delivery of cholesterol to the liver, which in turn upregulates the LDL receptors. Phase 3 data demonstrated that this combination results in a 29 percent LDL-C lowering when used with maximally tolerated statins, a 44 percent LDL-C lowering when used with no background statin (post-hoc analysis), and a 34 percent reduction in high sensitivity C-reactive protein (hsCRP).

CLEAR Outcomes

The effect of bempedoic acid on cardiovascular morbidity and mortality has not yet been determined. Esperion initiated a global cardiovascular outcomes trial (CVOT) to assess the effects of bempedoic acid on the occurrence of major cardiovascular events in patients with, or at high risk for, cardiovascular disease (CVD) who are only able to tolerate less than the lowest approved daily starting dose of a statin and considered “statin averse.” The CVOT — known as CLEAR Outcomes — is an event-driven, global, randomized, double-blind, placebo-controlled study expected to enroll approximately 12,600 patients with hypercholesterolemia and high CVD risk at over 1,000 sites in approximately 30 countries.

Esperion’s Commitment to Patients with Hypercholesterolemia

High levels of LDL-C can lead to a build-up of fat and cholesterol in and on artery walls (known as atherosclerosis), potentially leading to cardiovascular events, including heart attack or stroke. In the U.S., 96 million people, or more than 37 percent of the adult population, have elevated LDL-C. There are approximately 18 million people in the U.S. with atherosclerotic cardiovascular disease (ASCVD) who live with elevated levels of LDL-C despite taking maximally tolerated lipid-modifying therapy — including individuals considered statin averse — leaving them at high risk for cardiovascular events. More than 50 percent of ASCVD patients who are not able to reach their LDL-C goals with statins alone need less than a 40 percent reduction to reach their LDL-C threshold.

Esperion’s mission as the Lipid Management Company is to deliver once-daily, oral therapies that complement existing oral drugs to provide the additional LDL-C lowering that these patients need.

The Lipid Management Company

Esperion is the Lipid Management Company passionately committed to developing and commercializing convenient, cost-effective, complementary. once-daily, oral therapies for the treatment of patients with elevated LDL-C. Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced Lipid Management Team at Esperion is committed to developing new LDL-C lowering therapies that will make a substantial impact on reducing global cardiovascular disease, the leading cause of death around the world. Bempedoic acid and the bempedoic acid / ezetimibe combination tablet are targeted therapies that have been shown to significantly lower elevated LDL-C levels in patients with hypercholesterolemia, including patients inadequately treated with current lipid-modifying therapies. For more information, please visit www.esperion.com and follow us on Twitter at https://twitter.com/EsperionInc.

About Oberland Capital

Oberland Capital, a private investment firm with over $1.2 billion in capital commitments since inception, is focused exclusively on investing in the global healthcare industry and specializes in flexible investment structures customized to meet the specific capital requirements and strategic objectives of transaction partners. Oberland Capital’s broad suite of financing solutions includes monetization of royalty streams, acquisition of future product revenues, creation of project-based financing structures, and investments in traditional debt and equity. With a combination of deep industry knowledge and extensive structured finance experience, the Oberland Capital team has a history of creating value for its transaction partners. The firm was founded in 2013 by Jean-Pierre Naegeli and Andrew Rubinstein.

For more information, please visit www.oberlandcapital.com or contact Johnna Schifilliti at (212) 257-5850.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the expected closing of the transaction with Oberland and the consideration thereunder, Esperion’s intended uses for the proceeds from the transaction, the regulatory approval pathway for the bempedoic acid / ezetimibe combination tablet and bempedoic acid and the therapeutic potential of, clinical development plan for, the bempedoic acid / ezetimibe combination tablet and bempedoic acid, including Esperion’s expectations for the market for therapies to lower LDL-C, including the market adoption of bempedoic acid and the bempedoic acid / ezetimibe combination tablet, if approved, and the expected upcoming milestones described in this press release. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, delays or failures in Esperion’s studies, that positive results from a clinical study of bempedoic acid may not be sufficient for FDA or EMA approval or necessarily be predictive of the results of future or ongoing clinical studies, that notwithstanding the completion of Esperion’s Phase 3 clinical development program for LDL-C lowering, the FDA or EMA may require additional development in connection with seeking regulatory approval, that existing cash resources may be used more quickly than anticipated, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.